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                                                                EXHIBIT 3 (a)(i)



New England Variable Life Separate Account
New England Variable Life Insurance Company
501 Boylston Street
Boston, MA 02117

Gentlemen:

In my capacity as General Counsel of New England Variable Life Insurance Company, I have provided legal advice concerning:

     The establishment of New England Variable Life Separate Account (the "Account") by the Board of Directors of New England Variable Life Insurance Company (the "Company") as a separate investment account in accordance with
     Section 2932 of the Delaware Insurance Code; and

     The preparation of a registration statement on Form S-6, filed by the Account and the Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to Single Premium Variable Life Insurance Policies (the "Registration Statement").

It is my professional opinion that:

     1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the Laws of the State of Delaware;

     2. The Single Premium Life Policies, when issued in accordance with the prospectus contained in the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms; and

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.
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New England Variable Life Separate Account
New England Variable Life Insurance Company
December 17, 1986
Page 2


I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                                Very truly yours,



                                                Edward N. Wadsworth
                                                General Counsel